PRO/NET solutions

# Managed Services Agreement

This Services Agreement (this Agreement) is made by and between **ProNet Solutions, Inc.**, an Arizona corporation maintaining its corporate offices at 4313 East Cotton Center Boulevard, Suite 120, Phoenix, Arizona 85040 **(ProNet)**, and **American River Bank** (**ARB**), an California corporation maintaining offices at 3100 Zinfandel Dr. Suite 450, Rancho Cordova, California 95670 (hereinafter collectively referred to as the "Parties"). This Agreement shall be effective as of the date it is fully executed by the Parties ("Effective Date").

## WITNESSETH

**Whereas,** ARB desires to engage ProNet to provide an outsourced solution for managing and supporting the enterprise LAN/WAN network to ARB in connection with a "managed services" solution ("Services"); and

**Whereas,** ProNet is willing to provide such services to ARB upon the terms and conditions set forth herein.

**Now, therefore,** in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. **SCOPE OF SERVICES**

    a. ProNet agrees to undertake the services set forth on Schedule A, the Managed Services for Technology Platform Support Proposal ("Proposal"), attached hereto and incorporated herein by this reference. ProNet may be retained to provide additional services beyond the Services subject to agreement between ARB and ProNet, which additional services shall be subject to the terms and conditions of this Agreement.

    b. In performing the Services under this Agreement, ProNet shall report and be responsible to the Chief Information Officer of ARB or such other person(s) as may be subsequently designated by ARB. This person shall also be designated as the Bank's Relationship Manager for ProNet unless otherwise requested by ARB.

2. **TERM**

    a. The term of this Agreement shall commence upon July 1st, 2012 (the "Commencement Date") and shall last for three (3) years and, unless written notice of non-renewal is provided by either party at least ninety (90) days prior to expiration of the term, this Agreement shall automatically renew for a term of three (3) years.

3. **COMPENSATION**

    a. During the term of this Agreement, ARB agrees to pay to ProNet, as full and complete payment for the performance of the Services, the fees actually incurred for the Services as set forth in Schedule A (the "Fee"). ARB acknowledges that this fee structure enables it to predict the technology cost of their growth and expansion. ProNet acknowledges that it is not entitled to any other compensation of any kind whatsoever unless specifically indicated on Schedule A or covered by a separate written agreement between the parties.

b. "Fees" are due and payable monthly upon receipt of invoice. ARB shall be invoiced no later than the 15th day of the month preceding the month in which the services are rendered, with the payment terms being net 30 days. Any amounts remaining unpaid by the due date shall be subject to a late fee of 1.5% per month of the outstanding balance. In the event any amounts due remain unpaid beyond the 30th day after payment is due, ARB shall pay a collection fee of $500 per outstanding invoice and be subject to the termination provisions provided for below in Section 11. Any invoice submitted by ProNet shall be deemed correct unless ARB provides written notice to ProNet within 15 days of the invoice date specifying the nature of the disagreement. ARB agrees that it shall neither make nor assert any right of deduction or set-off from invoices submitted by ProNet for ProNet Services.

4. **PRONET'S REPRESENTATIONS AND OBLIGATIONS**

a. ProNet represents and warrants to ARB that they are not now nor shall they be a party to any other agreement or under any obligation to or restriction by any third party which would prevent ProNet from entering into this Agreement or which would adversely affect this Agreement, ProNet's performance of the Services or any of the undertakings set forth herein in any manner.

b. ProNet agrees to keep all necessary records relating to the performance of the Services as ARB may direct.

c. ProNet warrants that the provision of the Services shall be in accordance with all applicable federal, state and local laws, including any law, order or regulatory provision concerning equal employment opportunities by federal contractors, and will be of professional quality conforming to generally accepted industry standards and practices.

d. ProNet acknowledges and agrees that the results of all of the Services are the sole and exclusive property of ARB. Upon request or upon the termination of this Agreement, ProNet shall promptly deliver to ARB all notes, writings, lists, files, reports, correspondence, tapes, cards, technical data or any product or document (whether maintained in tangible documentary form, or in computer memory or other electronic format) that ProNet or ProNet's employees produced or received while performing the Services.

e. ProNet shall establish and maintain a Hosted Services Maintenance Policy with the intent of outlining the routine and emergency maintenance policy for the hosted services platform provided by ProNet. The policy shall be provided to ARB upon initiation of any Hosted Solution and as revisions occur.

5. **ARB RESPONSIBILITIES**

a. ARB acknowledges that ProNet's provision of the Services does not include the requirement or option to purchase the hardware utilized in connection with the Services, during or after termination of this Agreement.

b. ARB acknowledges that ProNet's ability to restore data is limited to that data which is actually backed up to ProNet's data center.

c. ARB covenants that it shall not place any data on the ProNet Server that; (1) infringes on the intellectual property rights of any third party or any rights of publicity or privacy; (2) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, nondiscrimination or false advertising; (3) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (4) is obscene, child pornographic or indecent; (5) contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information. ARB shall defend, indemnify and hold ProNet harmless against any third party claim, action, suit or proceeding alleging any breach of the covenants contained herein.

d. ARB agrees to comply with applicable regulatory requirements and procedures for use of Services established by ProNet.

e. ARB agrees to maintain, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

f. ARB acknowledges that certain technology solutions may be deemed critical by ProNet and formally identified in those certain Health Assessments provided to ARB on at least an annual basis. ARB agrees to either utilize the ProNet solution or a comparable solution, acceptable to ProNet, which acceptance shall not be unreasonably withheld, to address those certain critical technology solutions. Failure of ARB to meet the terms of this provision may be cause for material breach.

g. ARB must provide written notice to ProNet, with particularity and in reasonable detail, any request to suspend the further disposal of ARB's archived email data as specified, relevant to a reasonably foreseeable investigation or litigation pending further written notification otherwise.

6. **SOFTWARE LICENSE**

a. As part of the provision of the Services, ProNet may install certain software on ARB's system. Subject to the terms and conditions of this Agreement, ProNet grants to ARB a limited, non-exclusive, non-transferable license, without the right to sublicense, to install or execute said software (in executable code form) as specifically configured by ProNet solely in connection with ProNet's provision of the Services. All rights not specifically granted to Subscriber herein are expressly reserved by ProNet.

b. ARB agrees not to; (1) modify, adopt, alter, translate, or create derivative works from any ProNet installed software; (2) merge ProNet installed software with any other software; (3) sublease, lease, rent, loan, or otherwise transfer the Services or ProNet installed software to any third party; (4) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for any ProNet installed software; (5) use the Services or ProNet installed software to process data or provide any service bureau activity for any third party; (6) otherwise use the Services, or use or copy ProNet installed software, except as expressly allowed under this Section.

7. **CONFIDENTIALITY**

a. The term "Confidential Information" shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which: (a) a Party ("Discloser") discloses, in writing, orally or visually, to the other Party ("Recipient") or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to: (i) the Discloser, or (ii) in the case of ProNet as Recipient, ARB. Its customers and employees, and its third-party vendors or licensors who have made confidential or proprietary information available to ARB. ARB Confidential Information shall include Customer Information, as described below. ProNet acknowledges that ARB has a responsibility to its customers to keep information about its customers and their accounts ("Customer Information") strictly confidential. ProNet represents and warrants that it will keep such Customer Information strictly confidential.

b. ProNet shall not disclose or use ARB Confidential Information other than to carry out the purposes for which ARB or one of its Affiliates disclosed such ARB Confidential Information to ProNet. ProNet shall not disclose any ARB Confidential Information other than on a "need to know" basis and then only to: (a) its employees or officers, provided, however that each such employee or officer have entered into a confidentiality agreement, that is enforceable under the laws of each applicable jurisdiction, with terms no less restrictive than the terms hereof; (b) Affiliates of ProNet, only if approved by ARB and provided that such Affiliates shall be restricted in use and redisclosure of ARB Confidential Information to the same extent as ProNet, and provided further that the Affiliate's employees or officers have each entered into a confidentiality agreement, that is enforceable under the laws of each applicable jurisdiction, with terms no less restrictive than the terms hereof; (c) to Subcontractors, only if approved by ARB and provided further that such Subcontractors and each of their employees and officers have entered into a confidentiality agreement, that is enforceable under the laws of each applicable jurisdiction, with terms no less restrictive than the terms hereof; (d) to independent contractors, agents, and consultants hired or engaged by ARB, provided, however, that ProNet has confirmed that all such

persons are subject to a confidentiality agreement, enforceable under that laws of the United States, California and each applicable non-U.S. jurisdiction, which shall be no less restrictive than the provisions of this Section; or (e) as required by applicable law and regulation, order of any court or government agency or rule of a self-regulatory agency (collectively, "Legal Process"), or as otherwise permitted by the Agreement, either during the Term of this Agreement or after the termination of this Agreement. The restrictions set forth herein shall apply during the Term and after the termination of this Agreement.

c. ARB, as Recipient, hereby agrees on behalf of itself and its employees, officers, Affiliates and its Subcontractors that Supplier Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a "need to know basis" and then only to: (a) its employees and officers and Affiliates; (b) its Subcontractors and other third parties, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section, or (c) as required by Legal Process, or as otherwise permitted by this Agreement, either during the Term of this Agreement or after the termination of this Agreement.

d. Prior to any disclosure of Confidential Information as required by Legal Process, the Recipient shall: (i) notify the Discloser of any, actual or threatened compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section shall require any notice or other action by ARB in connection with requests or demands for Confidential Information by its supervisory regulators.

e. All Work Product, works-in-progress, notes, data, reference materials, memoranda, documentation and records in any way incorporating or reflecting any of ARB Confidential Information and all proprietary rights therein, including copyrights, will belong exclusively to ARB. Upon the termination or expiration of this Agreement, or at any time upon the request of ARB, ProNet shall return all ARB Confidential Information, including Customer Information, in the possession of ProNet or in the possession of any third party over which ProNet has or may exercise control. ARB shall have the right to require ProNet to verify, to ARB's satisfaction, that all ARB Confidential Information has been returned. ProNet agrees to fully cooperate with ARB's requests for verification. Verification may include ARB conducting an on-site audit of ProNet's systems and facilities and/or ProNet executing a sworn affidavit stating that it does not have in its possession or under its control any other documents, contracts, computer code, computer data or other materials, in tangible or electronic form, that pertain to ARB Confidential Information.

f. With the exception of the obligations related to non-public personal information, the obligations of confidentiality in this Section shall not apply to any information which a Party rightfully has in its possession when disclosed to it by the other Party, information which a Party independently develops, information which is or becomes known to the public other than by breach of this Section or information rightfully received by a Party form a third party without the obligation of confidentiality.

g. ProNet agrees that under no circumstances shall any of ProNet's employees, officers, Affiliates or Subcontractors, whether full-time or part-time, connect to any ARB data, for purposes of downloading, extracting, storing or transmitting information through personally owned, rented or borrowed equipment including,

but not limited to, laptops, PDAs, and cell phones. Any exceptions are at variance with ARB policy and must be approved in advance according to ARB policy guidelines.

h. All Confidential Information shall remain the property of the Discloser or its licensors. Except to the extent expressly provided herein, this Agreement shall not be construed as conferring on a Recipient an express or implied license or an option for a license for any patent, copyright, trademark, license right or trade secret owned or obtained by the Discloser.

i. All media releases, public announcements and public disclosures by either Party, or their Representatives, employees or agents, relating to this Agreement or the name or logo of ARB, and ARB Affiliate, any other business entity under common control with ARB, or ProNet, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof.

j. "ProNet Information" means: (a) confidential plans, information, research, development, trade secrets, business affairs (including that of any ProNet client, supplier, or affiliate), and other proprietary material of ProNet that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to ARB); and (b) ProNet's proprietary services "best practices", software tools, documentation, and all techniques, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

k. Notwithstanding any provision in this Agreement to the contrary, this obligation shall survive the termination of this Agreement.

8. **DATA PRIVACY ACT AND GRAMM-LEACH-BLILEY ACT COMPLIANCE**

a. In accordance with data privacy laws and regulations applicable to this Agreement, which may include but not be limited to the Gramm-Leach-Bliley Act ("GLBA"), ProNet shall not disclose or permit access to or use of the non-public personal information of ARB or its customers made available by ARB to ProNet for any purposes other than those specifically required to fulfill ProNet's contractual obligations with ARB. ProNet shall not sell the information regarding ARB's customers for any reason. In connection with providing services to ARB, ProNet shall take all commercially reasonable steps to ensure the privacy and security of ARB's and its customers' information and protect against anticipated threats and hazards to the security of such information. ProNet shall take all commercially reasonable steps to prevent unauthorized access to or use of such information that could result in substantial harm or inconvenience to ARB or its customers. ProNet has implemented policies and procedures to ensure the proper disposal of customer information in accordance with applicable Federal and State requirements. In the event any court or regulatory agency seeks to compel disclosure of the information, ProNet shall, if legally permissible, promptly notify ARB of the disclosure requirement and will cooperate so that ARB may at its expense seek to legally prevent this disclosure of the information.

b. ProNet has separately published its Information Security Program to its customers, which corresponds at a minimum to the provisions of this Section 8 as of the effective date of this Agreement. To the extent that additional commitments by ProNet are reflected in future published versions of this program, these additional commitments shall be incorporated as part of this Agreement without further actions by the parties. In no event shall a future published Information Security Program issued by ProNet lessen or eliminate any of the commitments by ProNet stated in this Section 8.

c. If a breach of security results in an unauthorized intrusion into ProNet's systems which directly and materially affects ARB or its customers, ProNet will take appropriate measures to stop the intrusion; report on the intrusion to ARB within a reasonable time after discovery of the intrusion; subsequently report the corrective action take by ProNet in response to the intrusion; and provide reasonable assistance to ARB to support any mandatory disclosures about the intrusion by ARB to its customers required by law. If ProNet has notified law enforcement agencies about the intrusion, ProNet may delay its notification of the intrusion to ARB until authorized to do so by the law enforcement agencies.

d. ProNet shall permit ARB to audit its operations for compliance with this Section upon reasonable notice from ARB.

e. Notwithstanding any other term to the contrary contained herein, this Section regarding Privacy or Consumer Financial Information shall survive any termination, cancellation, expiration and/or rescission of this Agreement.

9. **BUSINESS CONTINUITY PLAN**

a. ProNet maintains a Business Continuity Plan which contains contingency plans, recovery plans and proper risk controls to ensure ProNet's continued performance under this Agreement. The Business Continuity Plan shall address testing, control functions, accountability and corrective actions to be immediately implemented, as necessary, and provide additional details as required for the continued performance of the Services. ProNet shall test the plan in a commercially reasonable manner on an annual basis. The results of this testing will be documented and made available for examination by ARB or its independent auditors upon the request of ARB. This documentation and the ProNet Business Continuity Plan will also be available for review by all Federal and state regulatory agencies having jurisdiction over ARB.

10. **LIMITATION OF LIABILITY**

a. In no event shall ProNet, any of its directors, officers, employees, affiliates or subcontractors be liable for any direct, indirect, special, incidental, consequential, punitive or exemplary damages or expenses of any type (including but not limited to any damages for lost profits, lose of use, business interruption, loss of data, lost business or lost savings) arising out of ProNet's performance of Services under this Agreement, whether such damages or expenses arise out of breach of contract, or tort or any other statutory or common law basis even if ProNet or any of its directors, officers, employees, affiliates or subcontractors has been advised of the possibility of such damages.

b. Notwithstanding any other section of this Agreement, in no event will the aggregate liability that ProNet, any of its directors, officers, employees, affiliates

or subcontractors may incur in any action or proceeding pursuant to this Agreement or under any section of this Agreement exceed the aggregate amount of the Managed Services Fees paid by ARB during the three (3) months period prior to the time that the cause of action arose. This section will not apply only when and to the extent that applicable law specifically requires liability, despite the foregoing exclusion and limitation. This limitation of liability is cumulative and not per incident.

c. This limitation of liability for damages will not be affected if any remedy provided hereunder shall fail of its essential purpose. ARB has accepted the limitation of liability for damages as part of the bargain to lower the price of the Services and understands that the price of the Services would be higher if ProNet were required to bear additional liability for damages.

11. **TERMINATION**

a. Except as provided elsewhere in this Section 11, either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

b. Remedies contained in this Section 11 are cumulative and are in addition to the other rights and remedies available to ProNet under this Agreement, by law or otherwise.

c. If ARB:

1. defaults in the payment of any sum of money due per the terms of Section 3 above;
2. utilizes in house IT services or any other party to manage the technology platform in a manner that disrupts the efficient delivery of the ProNet Managed Services solution described herein; or
3. commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of ARB's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency.

Then, in any such event, ProNet may, upon 30 day written notice, terminate this Agreement and be entitled to recover from ARB as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remainder of the initial term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in *The Wall Street Journal*) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the 3 months immediately preceding the date of termination. ARB agrees to reimburse ProNet for any expenses ProNet may incur, including reasonable attorneys' fees, in taking any of the foregoing actions.

d. ARB may terminate this Agreement by paying a termination fee as set forth on Schedule B, ProNet Termination Fee Calculation, attached hereto and incorporated herein by this reference. ARB understands and agrees that ProNet losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of client's using

ProNet's Managed Services on the date the Agreement terminates. Accordingly, the amount set forth in Schedule B represents ARB's agreement to pay and ProNet's agreement to accept as liquidated damages (and not as a penalty) such amount for any such termination.

e. If the Services covered by this Agreement include any Hosted Solution, then upon termination of this Agreement, for any reason, the Parties agree that certain de-conversion costs shall be incurred. These costs shall be determined by the de-conversion method selected by ARB and based upon the prevailing project service fees as provided by ProNet. The Parties understand and agree that these de-conversion costs would be difficult or impossible to calculate as of the Effective Date of this Agreement. The Parties agree that any negotiation on these de-conversion costs shall be reasonable. Upon agreement between ARB and ProNet on the scope and total costs of these de-conversion services, ProNet will issue an invoice to ARB for the de-conversion services. Upon receipt of ARB's payment of this invoice amount, ProNet will commence and deliver these de-conversion services to ARB. These de-conversion fees shall not exceed $50,000, including Full Hosted Solution de-conversions, and are in addition to and not in replacement of any liquidated damages, described elsewhere herein, which are applicable.

12. **INDEMNIFICATION**

a. ARB agrees to hold harmless, indemnify, and defend ProNet and its officers, owners, employees, agents, representatives, insurers, and affiliated or related entities from and against all claims or actions based upon or arising out of any damage or injury to persons or property caused by the negligence of ARB and/or its employees sustained by ProNet in connection with ProNet's performance of services under this contract or to be performed by ProNet or its employees or agents of ProNet.

b. ProNet agrees to hold harmless, indemnify, and defend ARB and its officers, owners, employees, agents, representatives, parents, subsidiaries, affiliates, directors, insurers, from and against (1) all claims or actions based upon or arising out of any damage or injury to persons or property incurred by ARB, its officers, owners, employees, agents, representatives, parents, subsidiaries, affiliates, directors, and insurers caused by ProNet in connection with ProNet's performance of the services hereunder, whether performed by ProNet or its employees or agents of ProNet; (2) any failure of ProNet to comply with its obligations herein; (3) any violation by ProNet of any statute or regulation, including any state or federal tax, labor relations, wage and hour, employment discrimination, wrongful termination or other employment related statute or policy with respect to ProNet or any employees of ProNet performing services, or (4) any untrue or inaccurate representation by ProNet in this Agreement.

## 13. NOTICES

Any notice required or permitted to be given hereunder shall be in writing and shall be either (i) delivered personally by hand, (ii) sent by registered or certified mail, or (iii) sent by recognized qualified overnight delivery service (e.g. Federal Express). All such notices shall be sent postage prepaid to the addresses of each party set forth below or to such other address or addresses as shall be designated in writing in the same manner.

| To ProNet: | To ARB: |
|---|---|
| ProNet Solutions, Inc.<br>Attn: William A. Moore, President<br>4313 East Cotton Center Boulevard, Suite 120<br>Phoenix, Arizona 85040 | Same address as noted above |

## 14. AUDIT and FINANCIAL CONDITION

a. ProNet provides for periodic independent external audits of its operations. ProNet shall provide ARB with a copy of such audits of ProNet within a reasonable time after its completion, and shall also have available a copy of such audit for the appropriate regulatory agencies, if any, having jurisdiction over ProNet's provision of services.

b. ProNet shall provide ARB and the appropriate regulatory agencies so requiring a copy of ProNet Solutions, Inc.'s consolidated financial statements.

c. ProNet shall provide ARB with an annual Due Diligence document that shall include, but not be limited to: insurance coverage's, security policies, backup strategies and plans, and copies of disaster recovery testing of ProNet's company and processes.

d. ProNet shall provide ARB with a copy of any and all third party reviews of ProNet Solutions' operations. Such reviews, as required by the various regulatory agencies, will be performed by independent third parties, and any charges for such reviews shall be distributed evenly to all contracted ProNet parties. ProNet will provide the bank with any and all such invoices and costs of the reviews shall be prorated, and will be invoiced separately for said costs as incurred. The failure of ProNet to seek reimbursement for these reviews during any given period shall not constitute a waiver of this provision.

e. During regular business hours, ARB may, at its sole expense and on a mutually agreed upon date (which shall be no more than thirty (30) Business Days after written notice), time, location and duration perform or arrange for a site visit and/or confidential audit of ProNet's operations, facilities, financial records, and security and business continuity systems. If ProNet is not in substantial compliance with the requirements of the Performance Measurements, ARB shall be entitled, at ARB's expense, to perform additional such audits. ARB will provide to ProNet a copy of each report prepared in connection with any such audit within thirty (30) calendar days after it prepared or receives such report. ProNet agrees to promptly take action at its expense to correct those matters or items that require correction. If any audit discloses material variances from the Performance Measurements or a material breach by ProNet of the provisions of this Agreement, which is not corrected within ninety (90) days of formal notification, ProNet shall be deemed in default of this Agreement.

f. ProNet will fully cooperate and provide access to, and submit to examination, supervision and information requests by ARB's federal and state governmental regulators. At ARB's expense, ProNet will provide such regulators with prompt access to ARB's records held by ProNet and to the procedures and facilities of ProNet relating to the Services provided under this Agreement.

g. ProNet will give prior notice to ARB of requests by regulatory authorities to examine ProNet's records regarding ARB. At ARB's written request, ProNet shall reasonably cooperate with ARB in seeking a protective order with respect to such records.

15. **FORCE MAJEURE**

a. No failure, delay or default in performance of any obligation of a party to this Agreement shall constitute an event of default or breach of the Agreement to the extent that such failure to perform, delay or default arises out of a cause, existing or in the future, that is beyond the control and without negligence of such party including, but not limited to: action or inaction of governmental, civil or military authority; fire; strike; lockout or other labor dispute (but not including delays caused by Subcontractors or suppliers); war; terrorist act; riot; theft; pandemic; flood; earthquake or other natural disaster. The party affected by such cause shall take action to minimize the consequences thereof. A party desiring to rely upon any of the foregoing as an excuse for failure, default or delay in performance shall give to the other party prompt written notice in writing of the facts which constitute such cause when the cause arises; and, when the cause ceases to exist, shall give prompt notice thereof to the other party. ProNet may not rely on the foregoing without first using commercially reasonable efforts to deploy the applicable elements of its Business Continuity Plan, developed pursuant to Section 9 of this Agreement.

b. The affected party will give notice to the other party of any force majeure condition under this Section 15. If ProNet postpones or extends any performance date under this Agreement pursuant to this Section for longer than thirty (30) days, ARB, by written notice given during the postponement or extension, may immediately terminate, without liability, ProNet's right to render any further performance of the Services affected by the force majeure condition.

16. **MISCELLANEOUS PROVISIONS**

a. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by ARB, whether pursuant to change of control or otherwise, without ProNet's prior written consent. ARB agrees that ProNet may subcontract certain services to be performed hereunder. Any such subcontractors shall be required to comply with all applicable terms and conditions and ProNet will remain liable for the performance or nonperformance of the Services. From time to time, ProNet may recommend to ARB that it purchase certain third party products or services, which ProNet will pass through and invoice to ARB. ARB may choose whether or not to use these products or services, and ProNet will not be liable for any failures of the products or services to perform. However, ProNet will exercise due care in installing, implementing and using any such third party products or services.

b. The captions or heading in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

c. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties may evidence execution of this Agreement by faxing a signed counterpart to the other party, which shall be deemed an original.

d. This Agreement has been executed in the state of California and shall be governed by the laws thereof; and the state of California shall be the sole and exclusive forum for the resolution of all disputes arising under or relating to this Agreement.

e. The invalidity or unenforceability of any term, provision, clause, or any portion thereof, of this Agreement shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, which remains in full force and effect.

f. No failure or delay by a party to insist upon the strict performance of any term or condition under this Agreement or to exercise any right or remedy available under this Agreement at law or in equity, and no course of dealing between the parties, shall imply or otherwise constitute a waiver of such right or remedy, and no single or partial exercise of any right or remedy by any party will preclude any other or further exercise thereof. Except as otherwise provided in Section 11, all rights and remedies provided in this Agreement are cumulative and not alternative and are in addition to all other available remedies at law or in equity.

g. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association, San Francisco, CA ("AAA"), shall conduct such binding arbitration in accordance with the Commercial Arbitration rules AAA and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in California unless otherwise agreed to by the parties.

The parties expressly state that it is their intent to arbitrate disputes between them. Therefore, this Agreement shall be construed so as to be consistent with applicable federal and California state law, and to be enforceable to the maximum extent allowable by law to provide arbitration as the forum to resolve their disputes. If necessary, any portion of this Agreement that is unenforceable by law shall be stricken, and the arbitrator or the court, as the case may be, shall have the power to reform this Agreement to the extent necessary to comply with

applicable law and to give effect to the parties' intent that they shall arbitrate their disputes. Each party shall pay their own attorney's fees and costs, except that if applicable law allows the prevailing party to recover attorney's fees, costs, and expenses, the parties agree the arbitrator may award the prevailing party reasonable attorney's fees, costs, and expenses incurred in the arbitration.

All proceedings and documents prepared in connection with any arbitration shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties in the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff.

h. ARB and ProNet agree not to hire each others employees during the term of this Agreement and for a period of 12 months after any termination or expiration thereof, except with the other parties prior written consent.

i. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. The Agreement supersedes all prior understandings, negotiations and discussions, written or oral, of the parties relating to the Services. Any alteration or modification of any of the provisions in this Agreement or any termination or replacement of this Agreement shall not be valid unless in writing and signed by the parties.

**IN WITNESS WHEREOF,** the undersigned parties have executed this Agreement the day and year first above written.

| American River Bank | PRONET SOLUTIONS, INC. |
|---|---|
| By: [signature] | By: [signature] |
| Name: Kevin Bender | Name: JASON DUTCHAK |
| Title: EVP COO | Title: VP - FINANCIAL |
| Date: 6-22-12 | Date: 6-25-12 |